UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 19, 2011 (October 13, 2011)
Baldwin Technology Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-9334	13-3258160

(Commission File Number)	(IRS Employer Identification No.)

2000 NW Corporate Boulevard, Suite 101, Boca Raton, FL	33431

(Address of Principal Executive Offices)	(Zip Code)
561-367-2950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 13, 2011, Baldwin Technology Company, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 11 to the Credit Agreement (“Amendment No. 11”) with Bank of America, N.A. as a Lender and as Administrative Agent, and certain other lenders (the “Lenders”). Among other things, Amendment No. 11 (i) extended the maturity date of the revolving Credit Agreement from November 21, 2011 to July 2, 2012, (ii) adjusted the interest payment provisions pursuant to which euro and U.S. dollar borrowings bear interest at LIBOR plus 7.50%, and (iii) increased the incremental interest rate for the deferred interest to be paid at maturity. As part of the consideration for Amendment No. 11, the Company will (a) pay the Lenders a potential fee of $1.1 million as follows: $200,000 upon signing of Amendment No. 11, and scheduled weekly installments ranging from $200,000 to $50,000 beginning February 10, 2012 through April 20, 2012 unless the Credit Agreement is fully refinanced prior to the payment due dates, in which case any remaining payments will be waived, (b) grant to the Lenders ten year Warrants to purchase an aggregate of 434,200 shares of Class A Common Stock of the Company at an exercise price of $0.01 per share, with a put provision exercisable after two (2) years that enables the holder to request a cash settlement equal to the then fair market value of the Warrants in an amount not to exceed $1.50 per share for each share issuable upon the exercise of the Warrants (the “October 2011 Warrants”); and (c) if the Credit Agreement is not refinanced prior to certain scheduled dates, the Company may be required to grant to the Lenders additional ten year Warrants in four monthly installments beginning March 1, 2012 and on the first day of each month through June 1, 2012, to purchase an aggregate of 1,592,067 shares of Class A Common Stock of the Company (equal to an amount not to exceed twenty percent of the issued and outstanding shares of Class A Common Stock of the Company on September 27, 2010) each at an exercise price of $0.01 per share, and each with a put provision exercisable after two (2) years that enables the holder to request a cash settlement equal to the then fair market value of the Warrants in an amount not to exceed $1.50 per share for each share issuable upon the exercise of the Warrants.
     The Credit Agreement, as amended by Amendment No 11, continues to require that the Company satisfy certain minimum EBITDA, Minimum Currency Adjusted Net Sales, Capital Expenditures, and Minimum Liquidity tests. The Company anticipates that it will be in compliance with these covenants for the remainder of the term of the Credit Agreement. However, the Company’s ability to meet its debt obligations (including compliance with applicable financial covenants) is dependent upon the Company’s future performance and its cash flows from operations, both of which are subject to prevailing economic conditions and financial, business, and other known and unknown risks and uncertainties, certain of which are beyond the Company’s control.
     A copy of Amendment No. 11 and the form of the October 2011 Warrants are filed as exhibits to this Current Report on Form 8-K.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The disclosure contained in “Item 1.01 — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events
     The Company issued a press release dated October 14, 2011 describing the Amendment, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
4.3	Form of October 2011 Warrant to purchase shares of the Company’s Class A Common Stock, dated as of October 13, 2011, issued to the Company’s Lenders pursuant to Amendment No. 11 to the Company’s Credit Agreement (filed herewith).

10.47	Amendment No. 11 to Credit Agreement dated as of October 13, 2011, among Baldwin Technology Company, Inc., Baldwin Germany Holding GmbH, Baldwin Germany GmbH, Baldwin Oxy-Dry GmbH, the other Credit Parties party thereto, Bank of America, N.A. as a Lender and as Administrative Agent, and the other Lenders party thereto (filed herewith).

99.1	Press release entitled “Baldwin Amends Credit Agreement” issued by the Company on October 14, 2011 (furnished herewith).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC. (Registrant)
By:	/s/Ivan R. Habibe
Ivan R. Habibe
Vice President, Chief Financial Officer and Treasurer

Dated: October 19, 2011

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